UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  February 2, 2005 (February 1, 2005)

ALASKA COMMUNICATIONS SYSTEMS GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-28167	52-2126573
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

600 Telephone Ave,
Anchorage, Alaska 99503

(Address of principal executive offices)

Registrant’s telephone number, including area code   (907) 297-3000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On February 1, 2005, Alaska Communications Systems Group, Inc. (the “Company”) entered into a Credit Agreement, dated February 1, 2005, among Alaska Communications Systems Holdings, Inc., a wholly owned subsidiary of the Company (“ACSH”), the Company, the lenders and other financial institutions named therein and Canadian Imperial Bank of Commerce, as Administrative Agent. The Credit Agreement is filed as Exhibit 10.1 hereto and incorporated herein by reference.

The Credit Agreement establishes a $45.0 million revolving credit facility and a $335.0 million term loan facility. Borrowings under the revolving credit facility may be used for general corporate purposes, including working capital, permitted acquisitions, capital expenditures, dividends and investments.

The interest rates per annum applicable to loans under the Credit Agreement will be, at ACSH’s option, the Base Rate or an adjusted London interbank offered rate (LIBOR) plus, in each case, an applicable margin. The applicable margin for revolving credit loans under the Credit Agreement is subject to adjustment based on ACSH’s total leverage ratio. In addition, ACSH will be required to pay to the lenders under the revolving credit facility a commitment fee in respect of the unused commitments, a fronting fee payable to the issuing bank in respect of letters of credit, and certain other fees. Amounts under the Credit Agreement not paid when due bear interest at a default rate equal to 2.00% above the otherwise applicable rate.

Term loan borrowings under the Credit Agreement generally will bear interest at an annual rate equal to the London interbank offered rate (LIBOR) plus 200 basis points, as compared to term loan borrowings under the previous senior credit facility as described in Item 1.02 below which generally bore interest at an annual rate of LIBOR plus 325 basis points.

The Company and substantially all of ACSH’s domestic subsidiaries will jointly and severally guarantee ACSH’s obligations under the Credit Agreement. ACSH’s obligations under the Credit Agreement and those of the guarantors under their guarantees thereof will be secured by liens on substantially all of ACSH’s and such guarantor’s assets.

The Credit Agreement will, in certain circumstances, be required to be prepaid with excess cash flow and proceeds from certain asset sales, debt issuances and condemnation and casualty proceeds, subject to certain thresholds and reinvestment rights.

Unless terminated earlier, the revolving credit facility will mature in 2011. The term loan facility will mature in 2012, provided, however, in the event that the 9 7/8% Senior Notes due 2011 issued by ACSH are not repaid in full prior to March 31, 2011, then the term loan facility will terminate on March 31, 2011.

The Credit Agreement will require ACSH to comply with certain financial covenants, including a total leverage ratio, senior secured leverage ratio and a fixed charge coverage ratio. The Credit Agreement will include certain negative covenants restricting ACSH’s ability to, among other things and subject to certain exceptions:

•                                          incur additional indebtedness;

•                                          incur liens;

•                                          guarantee obligations;

•                                          engage in mergers, acquisitions and other business combinations;

•                                          pay dividends or other restricted payments;

•                                          make capital expenditures;

•                                          make investments, loans and advances;

•                                          sell certain assets;

•                                          prepay or amend or otherwise alter terms of subordinated debt and other debt instruments and material documents;

•                                          enter into transactions with affiliates;

•                                          engage in sale-leaseback transactions;

•                                          change its fiscal year;

•                                          enter into hedging arrangements;

•                                          enter into any agreement prohibiting the creation or assumption of liens on its assets or consensual encumbrances on the ability of its subsidiaries to pay dividends, make loans or transfer assets to the Company; and

•                                          alter the business the Company and its subsidiaries conduct.

The Credit Agreement contains certain customary representations and warranties, affirmative covenants and events of default, including change of control and cross-defaults to other debt.

ACSH will enter into an interest rate swap in which it expects to swap the floating interest rate of a portion of term loan borrowings under the Credit Agreement for a fixed interest rate.

ITEM 1.02 TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT

In connection with entering into the Credit Agreement described in Item 1.01, ACSH repaid all amounts outstanding under its existing credit agreement, dated August 26, 2003, among ACSH, the Company, the lenders and other financial institutions named therein, JPMorgan Chase Bank, as administrative agent and collateral agent, CIBC World Markets Corp., as syndication agent and Citicorp North America, Inc., as documentation agent.  Certain of the lenders and agents under this credit agreement and/or their affiliates are acting as lenders and/or agents under the new Credit Agreement described in Item 1.01 above and/or as underwriters in connection with the previously announced public offering of the Company’s common stock described in Item 8.01 below.  This credit agreement, which has been terminated as of February 1, 2005, provided for bank credit facilities consisting of a term loan facility of $200.0 million and a revolving credit facility of $50.0 million.  The outstanding balance under this credit agreement prior to its repayment on February 1, 2005 was $198.0 million.

ITEM 3.03 MATERIAL MODIFICATION TO RIGHTS OF SECURITY HOLDERS

On February 1, 2005, ACSH delivered a written, irrevocable notice to the Depositary for ACSH’s tender offer for up to $59.35 million of ACSH’s outstanding 9 7/8% Senior Notes due 2011.  This notice provided that all conditions to the tender offer have been waived or satisfied and that ACSH shall not amend, extend or terminate the tender offer and shall consummate the tender offer for the Senior Notes at 9:00 a.m., New York City time, on February 10, 2005.  As a result, the previously announced amendments to the indenture under which ACSH’s senior notes were issued became operative pursuant to the terms of the supplemental indenture, dated as of January 25, 2005, which was included as an exhibit to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on January 26, 2005 and incorporated by reference herein.

ACSH expects to consummate its previously announced tender offer for all of the outstanding 9 3/8% Senior Subordinated Notes at 9:00 a.m., New York City time, on February 10, 2005.  On February 1, 2005, ACSH issued a notice to redeem on March 3, 2005 all of its outstanding 9 3/8% Senior Subordinated Notes due 2009 that are not tendered into the tender offer, in accordance with the indenture under which the Senior Subordinated Notes were issued.

ITEM 7.01 REGULATION FD DISCLOSURE

On February 1, 2005, the Company issued a press release, announcing the closing of the previously announced public offering of its common stock.  A copy of the press release is furnished herewith as Exhibit 99.1.

ITEM 8.01 OTHER EVENTS

On February 1, 2005, the Company announced the closing of its previously announced underwritten public offering of common stock. The Company has issued and sold a total of 8,823,530 shares of its common stock at a public offering price of $8.50 per share.  The Company received total net proceeds from the sale of such shares, after underwriting discounts, of approximately $71,250,005.  Total common stock outstanding after this offering is approximately 39.5 million shares.  The Company has granted the underwriters an option to purchase an additional 1,323,530 shares at the public offering price to cover over-allotments, if any.  In addition, today the Company entered into a new $380 million senior secured credit facility, consisting of a $335 million term loan facility and an undrawn $45 million revolving credit facility.

The Company plans to use the net proceeds from the equity offering and term loan borrowings under the new Credit Agreement described in Item 1.01 above, along with available cash, to repay all amounts outstanding under its former senior secured credit facility as described in Item 3.03 above, repurchase approximately $59.4 million outstanding principal amount of 9 7/8% senior notes due 2011, repurchase or redeem all of the $147.5 million outstanding principal amount of 9 3/8% senior subordinated notes due 2009, and provide cash for general corporate purposes.

ITEM 9.01                                       FINANCIAL STATEMENTS AND EXHIBITS

Exhibits

Exhibit No.	Description

10.1	Credit Agreement, dated February 1, 2005, among the Company, ACSH, the lenders named therein and Canadian Imperial Bank of Commerce, as Administrative Agent.

10.2

Supplemental Indenture, dated January 25, 2005, among the Company, Alaska Communications Systems Holdings, Inc., the guarantors party thereto and The Bank of New York, as trustee (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on January 26, 2005).

99.1	Alaska Communications Systems Group, Inc. Press Release dated February 1, 2005 (furnished pursuant to Item 7.01).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALASKA COMMUNICATIONS SYSTEMS GROUP, INC.

Date: February 1, 2005	By:	/s/ Leonard A. Steinberg
Name: Leonard A. Steinberg
		Title:	Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1	Credit Agreement, dated February 1, 2005, among the Company, ACSH, the lenders named therein and Canadian Imperial Bank of Commerce, as Administrative Agent.

10.2

Supplemental Indenture, dated January 25, 2005, among the Company, Alaska Communications Systems Holdings, Inc., the guarantors party thereto and The Bank of New York, as trustee (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on January 26, 2005).

99.1	Alaska Communications Systems Group, Inc. Press Release dated February 1, 2005 (furnished pursuant to Item 7.01).